UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ENSCO International Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARL F. THORNE

Chairman and Chief Executive Officer

March 19, 2004

DEAR FELLOW STOCKHOLDER:

On behalf of our Board of Directors, I cordially invite you to attend the 2004 Annual Meeting of Stockholders of ENSCO International Incorporated (the “Company”). The Annual Meeting will be held at 10:00 a.m. on Tuesday, May 11, 2004, at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas. Your Board of Directors and officers look forward to personally greeting those Stockholders who are able to attend.

At the Annual Meeting, Stockholders will be asked to vote on the election of three Class III Directors, as described in detail in the attached Proxy Statement. Your Board of Directors recommends that you vote “For” the individuals nominated.

Your vote is important. Whether or not you are able to attend the Annual Meeting, I hope you will vote promptly. This will save your Company additional expenses associated with soliciting proxies, as well as ensure that your shares are represented. Most Stockholders have a choice of voting over the Internet, by telephone or by mailing the enclosed proxy card or voting instructions. Voting over the Internet, by telephone or by proxy or voting instructions will ensure your representation at the Annual Meeting if you do not attend in person. Please review the instructions on the proxy card or voting instructions regarding each of the voting options available to you. You may vote in person at the Annual Meeting even if you have previously submitted your proxy vote authorization.

Yours respectfully,

Carl F. Thorne

ENSCO INTERNATIONAL INCORPORATED

500 N. Akard Street

Suite 4300

Dallas, Texas 75201-3331

(214) 397-3000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 11, 2004

The Annual Meeting of Stockholders of ENSCO International Incorporated (the “Company”) will be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, at 10:00 a.m., Dallas time, on Tuesday, May 11, 2004, to consider and vote on:

1.	The election of three Class III Directors, each for a three-year term; and

2.	Such other business as may properly come before the Annual Meeting.

Stockholders of record at the close of business on March 15, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of all Stockholders entitled to vote at the Annual Meeting is on file at the executive offices of the Company, 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331.

By Order of the Board of Directors

Cary A. Moomjian, Jr.
Vice President, General Counsel and Secretary

March 19, 2004

YOUR VOTE IS IMPORTANT. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE ENCLOSED PROXY CARD OR VOTING INSTRUCTIONS.

ENSCO INTERNATIONAL INCORPORATED

PROXY STATEMENT

The following information is submitted concerning the matters to be acted upon at the Annual Meeting of Stockholders (the “Annual Meeting”) of ENSCO International Incorporated (the “Company”) to be held at the Fairmont Hotel, 1717 N. Akard Street, Dallas, Texas, on Tuesday, the 11th day of May, 2004, at 10:00 a.m., Dallas time, or any adjournment thereof, pursuant to the enclosed Notice of Annual Meeting of Stockholders. This Proxy Statement and the enclosed proxy card or voting instructions are first being sent to holders of the Company’s shares of capital stock entitled to vote at the Annual Meeting (the “Stockholders”) on or about March 25, 2004.

VOTING AND PROXY

Proxies are solicited on behalf of the Board of Directors of the Company. Most Stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing the enclosed proxy or voting instructions card and mailing it in the envelope provided. Please refer to your proxy card or voting instructions for voting options available to you. A proxy vote authorization may be revoked by a Stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy card bearing a later date. A proxy shall also be revoked if a Stockholder of record is present at the Annual Meeting and elects to vote in person.

Unless contrary instructions are indicated, all shares represented by validly executed proxy cards or voting instructions (including an Internet or telephone vote) received pursuant to this solicitation (and which have not been revoked before they are voted) will be voted:

1.	FOR the election of the Class III nominees for Director named herein; and

2.	In accordance with the recommendation of management as to any other matters which may properly come before the Annual Meeting.

In the event a Stockholder specifies a different choice by means of the enclosed proxy card or voting instructions, the Stockholder’s shares will be voted in accordance with the specification so made.

The cost of solicitation of proxies, if any, will be borne by the Company and, upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy material to and solicitation of proxies from beneficial owners of the Company’s common stock, par value $.10 per share (“Common Stock”). In addition to the use of mail, regular employees of the Company may solicit proxies by telephone or other means of communication.

VOTING SECURITIES OUTSTANDING

The Stockholders entitled to vote at the Annual Meeting are the holders of record at the close of business on March 15, 2004 (the “Record Date”) of approximately 150,998,314 outstanding shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. A list of all Stockholders entitled to vote is on file at the executive offices of the Company, 500 N. Akard Street, Suite 4300, Dallas, Texas 75201-3331. Only Stockholders of record on the books of the Company on the Record Date will be entitled to vote at the Annual Meeting.

For purposes of conducting the Annual Meeting, the holders of at least a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting shall constitute a quorum. A holder of stock shall be treated as being present at the Annual Meeting if the holder of such stock is (i) present in person at the Annual Meeting or (ii) represented at the Annual Meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the Annual Meeting. If a quorum is not present or represented at the Annual Meeting, the Chairman of the Board of Directors or the Stockholders holding a majority of the Common Stock present at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting. The proposals being submitted to Stockholders for approval shall be approved upon establishment of a quorum if the votes cast in favor of such proposals exceed the votes cast opposing such proposals. The Company’s bylaws include provisions specifically addressing the treatment of abstentions and non-votes by brokers. In determining the number of votes cast, shares abstaining from voting on a matter and shares that are indicated as not being voted on a matter by brokers due to lack of discretionary authority will not be treated as votes cast except as otherwise provided by law or New York Stock Exchange (“NYSE”) rules.

OWNERSHIP OF VOTING SECURITIES

The following tables set forth certain information concerning the number of shares of Common Stock owned beneficially as of January 31, 2004, by (i) each person known to the Company to own more than five percent of the Common Stock (the only class of voting securities outstanding); (ii) each director of the Company, including employee directors; (iii) the Chief Executive Officer and the four other most highly compensated executive officers of the Company; and (iv) all directors and executive officers of the Company as a group.

Beneficial Ownership Table

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage
FMR Corp. 82 Devonshire Street Boston, MA 02109	22,319,782	(2)	14.8

Citigroup Inc. 399 Park Avenue New York, NY 10043	8,831,416	(3)	5.9

Executive Officers and Directors:

Carl F. Thorne Chairman of the Board, Chief Executive Officer and Director	1,835,499	(4)	1.2

William S. Chadwick, Jr. Senior Vice President, Member-Office of the President and Chief Operating Officer	211,546	(5)	—	(6)

Phillip J. Saile President and Chief Operating Officer, ENSCO Offshore International Company	188,730	(7)	—	(6)

Paul Mars Vice President – Engineering	73,178	(8)	—	(6)

Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary	60,000	(9)	—	(6)

Morton H. Meyerson Director	130,326	(10)	—	(6)

Thomas L. Kelly II Director	96,236	(11)	—	(6)

Gerald W. Haddock Director	62,198	(12)	—	(6)

Paul E. Rowsey, III Director	41,249	(13)	—	(6)

	Beneficial Ownership(1)
Name of Beneficial Owner	Amount		Percentage

David M. Carmichael Director	28,588	(14)	—	(6)

Joel V. Staff Director	23,737	(15)	—	(6)

Rita M. Rodriguez Director	15,000	(16)	—	(6)

All Directors and Executive Officers as a Group (17 persons, including those named above)	3,142,570	(17)	2.1

(1)	At January 31, 2004, there were 150,650,274 shares of Common Stock outstanding. Unless otherwise indicated, each person or group has sole voting and dispositive power with respect to all shares.

(2)	Based upon information obtained from FMR Corp. as of January 31, 2004, FMR Corp. may be deemed to be the beneficial owner of 22,319,782 shares of Common Stock, of which it has sole voting power for 3,986,680 shares.

(3)	Based upon information obtained from Citigroup Inc. as of January 31, 2004, Citigroup Inc. may be deemed to be the beneficial owner of 8,831,416 shares of Common Stock.

(4)	Includes 131,250 shares immediately issuable upon exercise of options and 150,000 shares of restricted stock which vest at the rate of 15,000 shares per annum.

(5)	Includes 78,750 shares immediately issuable upon exercise of options and 49,000 shares of restricted stock of which 40,000 shares vest at the rate of 4,000 shares per annum, 4,000 vest at the rate of 2,000 per annum, 2,000 vest at the rate of 2,000 per annum and 3,000 vest at the rate of 1,000 per annum. Also includes 12 shares held indirectly under the ENSCO Savings Plan and ENSCO Supplemental Executive Retirement Plan (“SERP”).

(6)	Ownership is less than one percent of the shares of Common Stock outstanding.

(7)	Includes 66,250 shares immediately issuable upon exercise of options and 29,000 shares of restricted stock, of which 20,000 shares vest at the rate of 2,000 shares per annum, 4,000 vest at the rate of 2,000 per annum, 2,000 vest at the rate of 2,000 per annum and 3,000 vest at the rate of 1,000 per annum. Also includes 500 shares owned by Mr. Saile’s wife, in respect of which Mr. Saile disclaims beneficial ownership, and 3,933 shares held indirectly under the ENSCO Savings Plan and SERP.

(8)	Includes 32,500 shares immediately issuable upon exercise of options and 40,000 shares of restricted stock of which 20,000 shares vest at the rate of 2,000 shares per annum, 15,000 vest at the rate of 1,500 per annum and 5,000 vest at the rate of 1,000 per annum.

(9)	Includes 50,000 shares immediately issuable upon exercise of options and 9,000 shares of restricted stock which vest at the rate of 1,000 shares per annum.

(10)	Includes 24,000 shares immediately issuable upon exercise of options.

(11)	Includes 24,000 shares immediately issuable upon exercise of options.

(12)	Includes 24,000 shares immediately issuable upon exercise of options and 542 shares held indirectly under the Non-Employee Director Deferred Compensation Plan.

(13)	Includes 39,000 shares immediately issuable upon exercise of options.

(14)	Includes 27,000 shares immediately issuable upon exercise of options.

(15)	Includes 21,000 shares immediately issuable upon exercise of options.

(16)	Includes 15,000 shares immediately issuable upon exercise of options.

(17)	Includes all shares owned individually by the Company’s executive officers and directors, including 500 shares owned by Mr. Saile’s wife, 632,750 shares issuable upon exercise of options, 390,000 shares of restricted stock and 20,790 shares held indirectly under the ENSCO Savings Plan, SERP and ENSCO Non-Employee Director Deferred Compensation Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board of Directors of the Company is divided or “classified”, with respect to the time for which they individually hold office, into three classes (“Classes I, II and III”) consisting of, as nearly as possible, one third of the entire Board. The Company’s bylaws specify that the Board of Directors shall be comprised of not less than three nor more than fifteen directors. The Company’s Board of Directors currently is comprised of eight members and will be comprised of eight members following the Annual Meeting if the three Class III Director nominees are elected. Each director holds office for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. The current term for Class III Directors will expire at the 2004 Annual Meeting of Stockholders. The current term for Class I and Class II Directors will expire at the 2006 and 2005 Annual Meetings of Stockholders, respectively.

Three persons have been nominated by the Board of Directors for election as Class III Directors at the Annual Meeting, all of whom are incumbent Class III Directors. The Board of Directors urges you to vote FOR the election of the individuals who have been nominated to serve as Class III Directors. It is intended that each validly executed proxy or voting instructions solicited hereby (including an Internet or telephone vote) will be voted FOR the election of the listed nominees for Class III Directors, unless a contrary instruction has been indicated on such proxy or voting instructions. If, at the time of the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be used to vote for a substitute or substitutes as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

Nominees

Class III Directors

David M. Carmichael; age 65; Private Investor

David M. Carmichael is a nominee for reelection to the Board of Directors as a Class III Director.

David M. Carmichael has been a director of the Company since May of 2001. He has been a private investor since June 1996. Between 1996 and 1994, he served as Vice Chairman and Chairman of the Management Committee of KN Energy, Inc., which merged with American Oil & Gas Corporation, in 1994. From 1985 until its merger with KN Energy, Inc., Mr. Carmichael served as Chairman, Chief Executive Officer and President of American Oil & Gas Corporation. He formed CARCON Corporation in 1984, where he served as President and Chief Executive Officer until its merger into American Oil & Gas Corporation in 1986. From 1976 to 1984, Mr. Carmichael was Chairman and Chief Executive officer of WellTech, Inc. He served in various senior management positions with Reading & Bates Corporation between 1965 and 1976. Mr. Carmichael is a director of Tom Brown, Inc. and National Resource Partners. Mr. Carmichael holds a Plan II Honors degree from the School of Arts and Sciences at The University of Texas at Austin, and a Juris Doctorate degree from The University of Texas School of Law. Mr. Carmichael serves on the Nominating, Governance and Compensation Committee. He lives in Houston, Texas.

Thomas L. Kelly II; age 45; General Partner of CHB Capital Partners

Thomas L. Kelly II is a nominee for reelection to the Board of Directors as a Class III Director

Mr. Kelly has been a director of the Company since September 1987. He has been a General Partner of CHB Capital Partners, a private equity fund that provides capital and expertise to closely held businesses, since July 1994. Between 1984 and 1994, he served as a principal with private equity investment companies. Mr. Kelly holds a Bachelor of Arts degree in Economics and a Bachelor of Science degree in Administrative Science from Yale University and a Master of Business Administration degree from Harvard University. Mr. Kelly serves on the Nominating, Governance and Compensation Committee. He lives in Denver, Colorado.

Rita M. Rodriguez; age 61; Senior Fellow, Woodstock Theological Center at Georgetown University

Rita M. Rodriguez is a nominee for reelection to the Board of Directors as a Class III Director.

Dr. Rodriguez has been a director of the Company since August 2003. An international finance researcher and advisor who has authored numerous books and articles, Dr. Rodriguez has been a Fellow and Senior Fellow of the Woodstock Theological Center at Georgetown University since September 2002. Dr. Rodriguez was self-employed in the field of international finance from March 1999 to September 2002. She was a full-time member of the Board of Directors of the Export-Import Bank of the United States between 1982 and March 1999, a Professor of Finance at the University of Illinois at Chicago from 1978 to 1982, and an Assistant and Associate Professor of Business Administration at Harvard Business School from 1969 to 1978. Dr. Rodriguez serves as a member of the Board of Directors and Chairman of the Audit Committee of Affiliated Managers Group, Inc., and the Private Export Funding Corporation. Dr. Rodriguez holds a Bachelor of Business Administration degree from the University of Puerto Rico, as well as a Master of Business Administration degree and Doctor of Philosophy degree from the New York University Graduate School of Business. Dr. Rodriguez serves on the Audit Committee. She lives in Washington, D.C.

The Board of Directors recommends that Stockholders vote “FOR” the election of each of the nominees for Class III Directors named above.

Current Directors

Class I Directors

Gerald W. Haddock; age 56; Private Investor

Mr. Haddock has been a director of the Company since December 1986. He established Haddock Investments, L.L.C. and has served as a private consultant and investor since June 1999. He served in various capacities with Crescent Real Estate Equities Company, including Chief Executive Officer, Chief Operating Officer and director and trust manager between May 1994 and June 1999. Mr. Haddock holds a Bachelor of Business Administration degree from Baylor University, a Juris Doctorate degree from Baylor University College of Law, a Master of Law – Taxation degree from New York University and a Master of Business Administration degree from Dallas Baptist University. Mr. Haddock currently is Chairman of the Audit Committee. He lives in Fort Worth, Texas.

Paul E. Rowsey, III; age 49; President, Eiger, Inc.

Mr. Rowsey has been a director of the Company since January 2000. He has served as President of Eiger, Inc., a private real estate management and investment firm, since its formation in January 1999. Prior to forming

Eiger, Inc. Mr. Rowsey joined Rosewood Property Company in 1988 and served as President of its real estate group and a member of its Board from 1989 to 1998. He currently serves as a director of Crescent Real Estate Equities Company. He holds a Bachelor of Arts degree in management science from Duke University and a Juris Doctorate degree from Southern Methodist University. Mr. Rowsey serves on the Audit Committee. He lives in Dallas, Texas.

Carl F. Thorne; age 63; Chairman and Chief Executive Officer of the Company

Mr. Thorne has been a director of the Company since December 1986. He was elected President and Chief Executive Officer of the Company in May 1987, and served as President until January 2002. He was first elected Chairman of the Board of Directors in November 1987. Mr. Thorne holds a Bachelor of Science degree in Petroleum Engineering from The University of Texas at Austin and a Juris Doctorate degree from Baylor University College of Law. He lives in Dallas, Texas.

Class II Directors

Morton H. Meyerson; age 65; Chairman and Chief Executive Officer, 2M Companies, Inc.

Mr. Meyerson has been a director of the Company since September 1987. Mr. Meyerson currently serves as Chairman and Chief Executive Officer of 2M Companies, Inc., a private equity firm he founded in 1987 that invests in real estate, high-tech, and private and public equities. He served as Chairman of the Board, Chief Executive Officer and President of Perot Systems from July 1992 until January 1998. From 1966 to 1986, Mr. Meyerson served in various management and executive positions with Electronic Data Systems Corporation, including President and Vice Chairman. Mr. Meyerson serves as a board member of the National Parks Foundation and is a director of Teletech Holdings, Inc. Mr. Meyerson holds Bachelor of Arts degrees in Economics and Philosophy from The University of Texas at Austin. Mr. Meyerson currently is Chairman of the Nominating, Governance and Compensation Committee. He lives in Dallas, Texas.

Joel V. Staff; age 60; Chairman and Chief Executive Officer, Reliant Resources, Inc.

Mr. Staff has been a director of the Company since May 2002. He has been Chairman and Chief Executive Officer of Reliant Resources, Inc. since April 2003. From July 1993 to May 2002, Mr. Staff served in various management positions, including Chairman, President and Chief Executive Officer, with National Oilwell, Inc., a company that designs, manufactures, and sells oilfield equipment and provides supply and related services. Mr. Staff was associated with Baker Hughes, Inc., a supplier of reservoir-centered products, services and systems to the oil and gas industry, between 1976 and June of 1993 and served in various financial and general management positions including Senior Vice President and President of the drilling and production groups. Mr. Staff currently serves as a director of National Oilwell, Inc., and Reliant Resources, Inc. He holds a Bachelor of Administration degree from The University of Texas at Austin and a Master of Business Administration degree from Texas A&M University-Kingsville. Mr. Staff serves on the Audit Committee. He lives in Houston, Texas.

Class III Directors

David M. Carmichael; age 65; Private Investor

Mr. Carmichael is a nominee for reelection to the Board of Directors as a Class III Director (see page 4).

Thomas L. Kelly II; age 45; General Partner of CHB Capital Partners

Mr. Kelly is a nominee for reelection to the Board of Directors as a Class III Director (see page 5).

Rita M. Rodriguez; age 61; Senior Fellow, Woodstock Theological Center at Georgetown University

Dr. Rodriguez is a nominee for reelection to the Board of Directors as a Class III Director (see page 5).

MEETINGS AND COMMITTEES OF THE BOARD

Board of Directors

The Board of Directors met four times during the year ended December 31, 2003. The Board of Directors has two standing committees: the Audit Committee and the Nominating, Governance and Compensation Committee, each of which selects a Committee Chairman from its members. During 2003, each incumbent director attended at least 75% of the meetings held by the Board and the committees of which he or she was a member.

Annual Meeting of Stockholders

The ENSCO Corporate Governance Policy provides that, barring extenuating circumstances, all members of the Board of Directors shall attend the Company’s Annual Meeting of Stockholders and also shall attend any and all special stockholders meetings which may be duly convened. All seven of the then incumbent Directors attended the Company’s 2003 Annual Meeting of Stockholders.

Audit Committee

The Company has established and maintains an Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Company’s Audit Committee appoints a firm of independent auditors to examine, review and audit the consolidated financial statements of the Company, reviews the general scope of services to be rendered by the independent auditors and pre-approves and authorizes payment of the associated fees, reviews the financial condition and results of operations of the Company and makes inquiries as to the adequacy of the Company’s financial and accounting controls. The Audit Committee met nine times during 2003. The Audit Committee currently consists of Chairman Gerald W. Haddock, Rita M. Rodriguez, Paul E. Rowsey, III and Joel V. Staff, all of whom meet the independence criteria of audit committee members prescribed by the Securities and Exchange Commission (“SEC”) and the NYSE.

The Board of Directors has determined that each of the four members of the Audit Committee, Chairman Haddock, Dr. Rodriguez and Messrs. Rowsey and Staff, meets the requisite SEC criteria to qualify as an audit committee financial expert, is financially literate and has accounting or related financial management expertise as defined in the NYSE Corporate Governance Standards. In making recommendations and determinations regarding audit committee financial experts, the Audit Committee and Board of Directors considered the relevant academic and professional experience of the Committee members as follows: Mr. Haddock, with a Bachelor of Business Administration as an accounting major and Master degrees in Law – Taxation and Business Administration, actively supervised the principal financial officer of Crescent Real Estate Equities Company; Dr. Rodriguez, with a BBA in Accounting and an MBA and a PhD in Economics and Finance, served as a full-time Director of the Export-Import Bank of the United States; Mr. Rowsey, with a Bachelor of Arts in Management Science, actively supervises the principal accounting officer of Eiger, Inc.; and Mr. Staff, with an MBA in Finance and Economics, has professional experience both as an auditor and as an executive who actively supervised the principal financial officer of National Oilwell, Inc. and actively supervises the principal financial officer of Reliant Resources, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of four independent directors who satisfy the requirements of independence as established by Section 10A of the Securities Exchange Act of 1934, as amended, and in the New York Stock Exchange listing standards. The Audit Committee is governed by a written Charter adopted by the Board of Directors. To carry out its responsibilities, the Audit Committee met nine times during fiscal year 2003.

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent auditors employed by the Company (including resolution of any disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors report directly to the Audit Committee.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent auditors also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

The Audit Committee has recommended, and the Board of Directors, in the exercise of its business judgment has approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the Securities and Exchange Commission. The recommendation was based upon the Audit Committee’s review, the exercise of its business judgment, the discussions referred to above and reliance upon the Company’s management and the Company’s independent auditors.

Submitted by the Audit Committee,

Gerald W. Haddock, Chairman

Rita M. Rodriguez

Paul E. Rowsey, III

Joel V. Staff

March 2, 2004

Nominating, Governance and Compensation Committee

The principal functions of the Nominating, Governance and Compensation Committee are to select nominees for the Board of Directors and committees of the Board, to recommend officers of the Company, to oversee and recommend matters of corporate governance, and to review and approve employee compensation matters, including matters regarding the Company’s various benefit plans. The Nominating, Governance and Compensation Committee met five times during 2003. The Committee currently consists of Chairman Morton H. Meyerson, David M. Carmichael and Thomas L. Kelly II, all of whom meet the independence criteria and “outside director” qualifications prescribed by the NYSE and Internal Revenue Service respectively for service on a nominating committee and on a compensation committee.

NOMINATING, GOVERNANCE AND COMPENSATION MATTERS

Director Nominations

The Nominating, Governance and Compensation Committee (referred to in this section addressing Nominating, Governance and Compensation Matters as the “Committee”), with direct input from the Chairman of the Board and other Board members, is primarily responsible for identifying and screening candidates for Board membership. Additionally, when and as deemed appropriate, the Company may retain the services of a third party to identify, evaluate or assist the Committee in identifying or evaluating potential director nominees. The Board is responsible for nominating individuals to serve on the Board.

Pursuant to the ENSCO Corporate Governance Policy, candidates nominated for election or reelection to the Board of Directors should possess the following qualifications:

•	Personal characteristics:

•	highest personal and professional ethics, integrity and values;

•	an inquiring and independent mind; and

•	practical wisdom and mature judgment.

•	Experience at the policy-making level in business, government or education.

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members. In this regard, knowledge of the global oil and gas industry is considered to be desirable.

•	Willingness to devote the required amount of time to perform the duties and responsibilities of Board membership.

•	Commitment to serve on the Board over a period of several years to develop knowledge about ENSCO’s principal operations.

•	Willingness to represent the best interests of all stockholders and objectively appraise management performance.

•	No involvement in activities or interests that create a conflict with the Director’s responsibilities to ENSCO and its stockholders.

The Committee will evaluate the qualifications of each director candidate, including nominees recommended by Stockholders, against these criteria in making recommendations to the Board of Directors concerning director nominations. The Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time and periodically reviews and updates the aforesaid criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the Board as a whole may be taken into account favorably in considering individual candidates.

The Committee will consider director nominations timely made by Stockholders pursuant to the requirements of the Company’s bylaws referred to in the “Information Concerning Stockholder Proposals” section of this Proxy Statement. Any Stockholder who intends to present a director nomination proposal for consideration at the 2005 Annual Meeting and intends to have that proposal included in the Proxy Statement and related materials for the 2005 Annual Meeting must deliver a written copy of the proposal to the Company’s principal executive offices no later than the deadline, and in accordance with the notice procedures, specified in the aforesaid section of this Proxy Statement and in accordance with the requirements of SEC Rule 14a-8.

If a Stockholder does not comply with the foregoing Rule 14a-8 procedures, the Stockholder may use the procedures set forth in the Company’s bylaws, which provide that nominations of persons for election to the Board of Directors of the Company at the Annual Meeting of Stockholders may be made at the Annual Meeting by any Stockholder entitled to vote on the election of directors at the meeting who timely complies with the notice procedures herein set forth. To be timely, a Stockholder’s notice must be delivered to or mailed to and received by the secretary of the Company at the principal executive offices of the Company not less than fifty (50) days nor more than seventy-five (75) days prior to the meeting, subject to any other requirements of law; provided, however, that in the event that less than sixty-five (65) days notice or prior public disclosure of the date of the meeting is given or made to Stockholders, notice by the Stockholder to be timely must be received no later than the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

The names of potential director candidates may be drawn from a number of sources, including recommendations from members of the Board, management, Stockholders, and executive recruiting firms retained for such purpose. The Board’s nominees for director included in this Proxy Statement have been formally and unanimously recommended by the incumbent independent directors who serve on the Committee (the members of which include Mr. Carmichael and Mr. Kelly, nominees, who abstained in respect of their own nomination). The Company did not pay a fee to any third party to identify or evaluate or assist the Committee in identifying or evaluating potential nominees.

The Company did not receive any nominations for director made by any person or group beneficially owning more than 5% of the Company’s outstanding common stock by the date that was 120 calendar days before the anniversary of the date on which its proxy statement was sent to Stockholders in connection with the previous year’s annual meeting.

Corporate Governance Matters

Over the past two years, the Committee and the Board of Directors approved several corporate governance initiatives, many of which were in response to the Sarbanes-Oxley Act of 2002, and new SEC and NYSE rules. Upon the recommendation of the Committee, the Board of Directors has approved the ENSCO Code of Business Conduct Policy and the ENSCO Corporate Governance Policy, both of which are published in full in the Corporate Governance section of the Company’s website (www.enscous.com/CorpGov.asp) and are available in print without charge from the Company’s Investor Relations Department. Such requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

The ENSCO Code of Business Conduct Policy (“Ethics Policy”) applies to all of the Company’s directors and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, and other persons performing similar functions. The Ethics Policy addresses all of the NYSE content requirements, and includes provisions addressing conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, compliance with laws, rules and regulations, including laws addressing insider trading, antitrust and the Foreign Corrupt Practices Act. No waivers of the Ethics Policy have been requested or granted since the Policy was first issued on November 1, 2002.

Pursuant to the Ethics Policy, the Company and the Board of Directors established provisions for confidential and anonymous submission of reports of non-compliance with Company policies, practices, standards and procedures to a management committee and also established means for submission of reports of accounting, auditing or other business irregularities by any employee or other person directly to the chairmen of the Company’s two standing Board committees. Except as respects new provisions addressing requests for, and submission of, responses to whistleblower reports, there have been no substantive revisions or amendments to the Ethics Policy.

The governance practices adopted by the Board of Directors address all of the NYSE content requirements and provide that the Board shall conduct regular executive sessions without management (which alternately are chaired by the chairmen of the Board’s standing committees), a formal annual evaluation of the CEO’s performance, an annual self-evaluation of the Board and its committees, and annual reviews of the committee charters, the Ethics Policy and the ENSCO Corporate Governance Policy. The ENSCO Corporate Governance Policy states that a substantial majority of the Board of Directors shall be independent, as the term is defined therein and by SEC rules and NYSE Corporate Governance Standards. Both of the Board’s standing committees are comprised exclusively of independent directors. In this regard, the Board of Directors has affirmatively determined that Dr. Rodriguez and Messrs. Carmichael, Haddock, Kelly, Meyerson, Staff and Rowsey are independent and have no material relationship with the Company. This determination was made following consideration of Mr. Staff’s position as a director and former executive officer of National Oilwell, Inc., a company from which the Company purchases oilfield equipment and supplies. Accordingly, a substantial majority of the Company’s eight-person Board of Directors is currently independent as defined hereinabove.

The ENSCO Corporate Governance Policy states that the Company shall establish a process by which shareholders may communicate directly with the Board of Directors. The established process, which is published on the Company’s website (www.enscous.com/CorpGov.asp), provides a means for submission of shareholder communications directly to the incumbent chairmen of the Company’s two standing Board committees via an independent, third party mail forwarding service. Such communications may be submitted by mail addressed as follows: ENSCO Shareholder Communications, 5600 W. Lovers Lane, Suite 116 Box #130, Dallas, Texas 75209-4330. Mail so addressed will be forwarded directly to the then presiding chairmen of the Board’s standing committees, and will not be screened by management.

The Board of Directors, its standing committees and management of the Company are committed to continue proactively pursuing best practices of corporate governance, accountability and transparency. In this regard, the Company’s website has a direct link to the SEC’s EDGAR system filings relating to the Company, which filings include all Forms 3, 4 or 5 filed pursuant to Section 16 of the Securities Exchange Act of 1934. The Corporate Governance section of the Company’s website contains the Company’s Audit Committee Charter, the Nominating, Governance and Compensation Committee Charter, the ENSCO Corporate Governance Policy and the

ENSCO Code of Business Conduct Policy, copies of which also are available in print without charge from the Company’s Investor Relations Department. Such requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331. Additional data available in the Corporate Governance section of the Company’s website include information on the composition and functions of the Board and its committees as well as instructions for submission of whistleblower reports and submission of general shareholder communications to the Board.

Compensation of Non-Employee Directors

Upon Committee recommendation and Board approval, compensation for non-employee directors was revised effective July 1, 2003. Effective on said date, each non-employee director receives an annual retainer of $48,000, paid quarterly, in cash. Additionally, each non-employee director receives $2,000 in cash for each Board of Directors and committee meeting attended. Any non-employee director that serves as Chairman of the Board of Directors or Chairman of a standing Board committee also receives an additional $1,000 in cash for each meeting at which the director acts as Chairman. Non-employee directors are also eligible to participate in the Company’s group medical and dental insurance plan on the same basis as full-time Company employees. A non-employee director’s contribution to group medical and dental insurance premium costs is paid in cash or withheld from the quarterly payments of the director’s annual retainer. Directors who are also employees of the Company do not receive any additional compensation for their services as directors.

Prior to July 1, 2003, each non-employee director received meeting attendance and chairmanship fees of $1,000 and $500 respectively per meeting and annual retainer compensation of $36,000, paid quarterly, one half in cash and one half in shares of Company Common Stock. The number of shares of Common Stock issued quarterly under the ENSCO International Incorporated 1998 Incentive Plan as part of the annual compensation of each non-employee director was determined by dividing into $4,500 (one half of the former quarterly retainer fee) the average of the high and low prices of the Common Stock on the New York Stock Exchange on the first business day of each quarter. Thus, in the first half of 2003 Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff each received 326 shares of Common Stock at an average price of between $25.755 and $29.95 per share.

In August 2003, the Board approved the Company’s Non-Employee Director Deferred Compensation Plan which permits non-employee directors to elect to defer their cash compensation (annual retainer, meeting and committee chairmanship fees) up to a percentage specified annually in advance by the Board (100% for 2004). Directors electing to defer compensation must do so annually prior to the beginning of each calendar year and may direct the investment of the amount deferred and retained by the Company. The Plan is administered by the same third party that administers the ENSCO Savings Plan and the SERP, and deferred director compensation only may be designated for investment in certain of the funds which are authorized in said Plans, including investment in the Company’s stock.

In May 1996, the Stockholders approved the Company’s 1996 Non-Employee Directors Stock Option Plan (“Directors’ Plan”) which was adopted by the Board of Directors on February 21, 1996. Under the Directors’ Plan, 600,000 shares of Common Stock are reserved for issuance. Pursuant to the Directors’ Plan, non-employee directors are granted options to purchase shares of Common Stock as follows: (a) each non-employee director elected after February 21, 1996 who has not previously served as a director shall be granted an option, effective as of the date such director is elected, to purchase 15,000 shares of Common Stock upon his or her appointment to the Board and (b) each other non-employee director elected at, or continuing to serve following, each annual Stockholders meeting, commencing with the 1996 Annual Meeting, shall be granted an option to purchase 6,000 shares of Common Stock. Each of Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff was granted options to purchase 6,000 shares of Common Stock on May 13, 2003 at an exercise price of $29.18 per share, and Dr. Rodriguez was granted options to purchase 15,000 shares of Common Stock at an exercise price of $27.13 per share upon her appointment to the Board on August 25, 2003. On May 11, 2004, Dr. Rodriguez and Messrs. Carmichael, Haddock, Kelly, Meyerson, Rowsey and Staff shall each receive an option to purchase 6,000 shares, all at an exercise price per share equal to the average of the high and low selling price of Common Stock on that date. Such awards for Dr. Rodriguez and Messrs. Carmichael and Kelly are subject to their election at the Annual Meeting.

EXECUTIVE COMPENSATION

The following table sets forth a summary of all compensation, including cash and other forms of remuneration, awarded through March 2, 2004, to the Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company during 2003. The table also includes a summary of all compensation, including cash and other forms of remuneration, paid to these named individuals for the years 2002 and 2001. Two executive officers, James W. Swent, III, Senior Vice President and Chief Financial Officer, and Jon C. Cole, Senior Vice President – Business Development and Marketing & Safety, Health and Environment, respectively joined the Company in July 2003 and April 2003. Had they been employed by the Company throughout 2003, they would have been included in the table.

Summary Compensation Table

			Annual Compensation			Long –Term Compensation Awards
Name and Principal Position	Year		Salary ($)	Bonus ($)(1)	Other ($)(2)	Restricted Stock Award ($)(3)	Securities Underlying Options (#)(4)	All Other Compen- sation ($)(5)
Carl F. Thorne Chief Executive Officer	2003 2002 2001		682,750 635,250 577,500	598,303 278,456 587,763	N/A N/A N/A	4,037,250 N/A N/A	115,000 125,000 200,000	56,659 54,655 77,489

William S. Chadwick, Jr. Senior Vice President, Member – Office of the President and Chief Operating Officer	2003 2002 2001		324,100 306,750 230,425	202,985 110,255 177,056	N/A N/A N/A	1,076,600 N/A N/A	55,000 65,000 125,000	27,380 26,701 29,050

Phillip J. Saile President and Chief Operating Officer, ENSCO Offshore International Company	2003 2002 2001		322,500 306,750 224,500	172,374 110,255 176,754	N/A N/A N/A	538,300 N/A N/A	45,000 65,000 100,000	27,248 29,610 29,997

Paul Mars Vice President – Engineering	2003 2002 2001		201,200 186,000 158,400	60,701 79,645 68,647	37,500 N/A N/A	974,275 N/A N/A	35,000 30,000 50,000	9,753 15,470 19,326

Cary A. Moomjian, Jr. Vice President, General Counsel and Secretary	2003 2002 2001	(6)	219,250 197,423 N/A	56,311 41,413 N/A	N/A N/A N/A	N/A 238,650 N/A	35,000 100,000 N/A	18,521 8,096 N/A

N/A—Not Applicable.

(1)	The amounts disclosed in this column represent the bonus awarded pursuant to the Company’s Key Employees’ Incentive Compensation Plan in respect of the corresponding year. Bonuses are awarded in the first quarter based on the Company’s performance in the previous year. Bonuses are payable as follows: 50% of the amount awarded is paid in the first quarter of the year in which the award was made, and the remainder is payable in two equal installments during the first quarter of the two subsequent years, generally contingent upon the officer’s continued employment by the Company at such times.

(2)	The amount listed for Mr. Mars in 2003 consists of foreign service premium compensation.

(3)	The amounts disclosed in this column, if any, represent the value of restricted stock awards on the date of grant. The restricted stock awards have vesting schedules of ten years and vest based on the passage of time and the continued employment of the named executive. The total number of shares of unvested restricted stock held as of December 31, 2003, and the value of such shares, based on the closing price of the Common Stock at December 31, 2003 of $27.17, is as follows: Mr. Thorne, 150,000 shares ($4,075,500) which vest at the rate of 15,000 shares per annum; Mr. Chadwick, 49,000 shares ($1,331,330) of which 40,000 shares vest at the rate of 4,000 shares per annum, 4,000 vest at the rate of 2,000 per annum, 2,000 vest at the rate of 2,000 per annum, and 3,000 vest at the rate of 1,000 per annum; Mr. Saile, 29,000 shares ($787,930) of which 20,000 shares vest at the rate of 2,000 shares per annum, 4,000 vest at the rate of 2,000 per annum, 2,000 vest at the rate of 2,000 per annum, and 3,000 vest at the rate of 1,000 per annum; Mr. Mars, 40,000 shares ($1,086,800) of which 20,000 shares vest at the rate of 2,000 shares per annum, 15,000 vest at the rate of 1,500 per annum, and 5,000 vest at the rate of 1,000 per annum; and Mr. Moomjian, 9,000 shares ($244,530) which vest at the rate of 1,000 shares per annum. Each of the named executive officers are entitled to receive all dividends and other distributions paid with respect to those shares of restricted stock held by such executive officers.

(4)	Amounts in this column represent options to acquire shares of Common Stock. The Company does not have SARs.

(5)	Amounts in this column for 2003 include premiums paid for group term life insurance and contributions to various Company benefit plans, which are as follows:

	Group Term Life Insurance	Company Contributions			Total
Name		ENSCO Savings Plans	Profit Sharing Plans	SERP
Carl F. Thorne	$2,760	$10,000	$21,220	$22,679	$56,659
William S. Chadwick, Jr.	1,789	10,000	10,073	5,518	27,380
Phillip J. Saile	1,780	10,000	10,023	5,445	27,248
Paul Mars	934	2,560	6,259	—	9,753
Cary A. Moomjian, Jr.	1,210	10,000	6,814	497	18,521

(6)	Mr. Moomjian joined the Company in January 2002.

The following table sets forth information regarding individual grants of stock options made to each of the named executive officers during the year ended December 31, 2003:

Option Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($ per share)	Expiration Date	5% ($)	10% ($)
Carl F. Thorne	115,000	8.90%	$30.04	6/2/2008	954,442	2,109,068
William S. Chadwick, Jr.	55,000	4.26%	30.04	6/2/2008	456,472	1,008,685
Phillip J. Saile	45,000	3.48%	30.04	6/2/2008	373,477	825,287
Paul Mars	35,000	2.71%	30.04	6/2/2008	290,482	641,890
Cary A. Moomjian, Jr.	35,000	2.71%	30.04	6/2/2008	290,482	641,890

The following table sets forth information regarding aggregated option exercises in 2003, the number of unexercised options segregated by those that were exercisable and those that were unexercisable at December 31, 2003, and the value of the in-the-money options segregated by those that were exercisable and those that were unexercisable at December 31, 2003:

Aggregated Option Exercises in Last

Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In- the-Money Options at December 31, 2003($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carl F. Thorne	200,000	3,910,320	131,250	308,750	—	—
William S. Chadwick, Jr.	100,000	1,797,375	128,750	166,250	922,250	—
Phillip J. Saile	62,500	1,031,563	66,250	143,750	—	—
Paul Mars	—	—	45,000	82,500	230,563	—
Cary A. Moomjian, Jr.	—	—	25,000	110,000	89,500	268,500

REPORT OF THE NOMINATING, GOVERNANCE AND COMPENSATION COMMITTEE

Compensation Philosophy and Objectives

The philosophy of the Company’s compensation program is to attract, employ, retain and reward executives capable of leading the Company to achieve its business objectives. These business objectives include financial performance, preservation of a strong balance sheet, improvement in the size and quality of the Company’s asset base, and positioning the Company’s assets in geographic and industry markets offering long-term growth in profitability. The accomplishment of these objectives is measured against conditions characterizing the industry in which the Company operates.

Executive Officer Compensation

The Company’s executive officer compensation program is comprised of base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options and restricted stock. Additionally, executive officers may participate, on the same basis as other employees, in the employer matching and profit sharing provisions of the Company’s defined contribution retirement plans which allow all employees to save for their retirement on a tax deferred basis. For 2003, the maximum total Company matching contribution available to executive officers and other employees was 5% of eligible salary. Profit sharing contributions, which are closely aligned with the Company’s financial performance, amounted to approximately 3.1% of eligible wages for executive officers and other employees in respect of 2003.

Base salary levels for the Company’s executive officers are set relative to the median of the Company’s peer group and reflect a subjective assessment by the Nominating, Governance and Compensation Committee (the “Committee”) of the executive’s contribution in relation to the Company’s financial performance and the achievement of business objectives. The primary peer group, considered to be offshore drilling companies, is taken into consideration so that the Company can compete for the best industry talent. The companies are included within the peer group “Dow Jones Oil Drilling, Equipment & Services Index”, as benchmarked in the performance graph in the Proxy Statement.

Effective July 1, 2003, the Committee authorized increases in the base salaries of executive officers pursuant to a review of the compensation of all employees worldwide. In November of 2003, the Committee authorized market adjustments for certain executive officer salaries effective January 1, 2004, in order to rectify certain inequities disclosed in data received from a third party compensation consultant which indicated that certain executive officer salaries were at levels below market median. The Committee believes that the market adjustments were appropriate to bring base salaries into the median range of comparable peer group positions.

Another element of compensation is the Company’s Key Employees’ Incentive Compensation Plan as revised and restated effective January 1, 2003, (the “Incentive Compensation Plan”) under which key employees may receive a cash bonus upon the achievement of predetermined performance goals and a discretionary award as determined by the Committee. The award levels generally are set relative to the market median. The purpose of the Incentive Compensation Plan is to link the cash compensation of executive officers and management directly to the Company’s financial performance and certain other goals and objectives and to provide a layer of variable cash compensation which enables the Company to be strongly competitive in attracting and retaining talented personnel during periods of high demand without creating an unduly high fixed cost overhead structure which could be burdensome during periods of weak industry demand.

In 2003, the key performance measurement criteria and corresponding weights utilized under the Incentive Compensation Plan for named executives were as follows:

Measure	Weight	Goal
RONAEBIT	30%	10% or better
EBITDA Margin	30%	At least 25%, and better than all but two in the peer group
TRIR	40%	Better than industry standard (1.39 for 2003)

Return on Net Assets Employed Before Interest and Taxes (RONAEBIT) enables a benchmark comparison with other investment opportunities and also rewards generation of cash and effective balance sheet management. Earnings Before Interest and Taxes (EBIT) and before depreciation and amortization divided by operating revenue defines EBITDA Margin and is used as a measure of the Company’s performance as compared to industry peers. Total Recordable Incident Rate (TRIR) is an industry standard safety measure reported by the International Association of Drilling Contractors.

Goals are set at the beginning of the year and agreed to by the Committee. For 2003, the Company achieved a 7.7% RONAEBIT compared to a minimum goal of 10%, ranked first among its peer group by achieving a 39.9% EBITDA Margin, and had a TRIR result of 1.54 compared to an overall industry standard of 1.39. Accordingly, for named executive officers, and based on 2003 performance, formula derived awards were paid only in respect to EBITDA Margin. In addition, the total award amounts indicated by performance measurement formulae were limited as a function of net income.

The Company paid both formula derived and discretionary awards to executive officers in 2004 relative to 2003 performance. Discretionary awards under the Incentive Compensation Plan were made entirely at the discretion of the Committee and were intended to provide competitive total awards to named officers, redress rare inequities in the formula derived award or reward exemplary performance. Discretionary awards are limited to 7.5% of the Incentive Compensation Plan participants’ payroll. Bonuses earned under the Incentive Compensation Plan vest over three years, generally contingent upon continued employment with the Company. In March 2004, the Committee approved payment of bonuses for 2003 performance to the named executive officers that ranged from 45.8% to 82.6% of their target bonuses.

An additional longstanding objective of the Committee has been to reward executive officers with equity compensation, in keeping with the Company’s overall compensation philosophy of granting equity compensation to key personnel in an effort to further instill stockholder perspective and values in actions of employees and executive officers. Both stock options and grants of restricted stock historically have been used to reward and provide incentives to executive officers and to retain them through potential share value appreciation and equity accumulation. Such awards are made by the Committee based upon a subjective determination. The awards vest over a number of years and therefore provide a long-term incentive.

Stock option awards made to executive officers of the Company in 2003 vest over four years, have a five year term and are exercisable at the market value of the stock as of the date of award. Restricted stock grants made to executive officers of the Company in 2003 vest ten percent per year and have a ten-year term.

The Committee will continue to review, on a periodic basis, the equity participation awards outstanding to the executive officers of the Company and will consider additional awards from time to time, based upon a subjective determination consistent with the philosophy stated above, the financial performance of the Company, and the Committee’s assessment of each executive’s ability to influence the Company’s long-term growth and profitability. Because the value of equity awards should, over time, bear a direct relationship to the Company’s stock price, the Committee believes equity awards represent an effective incentive to create value for stockholders.

Chief Executive Officer Compensation

The Chief Executive Officer’s (“CEO”) base salary is reviewed periodically, consistent with the Company’s salary administration policy for all executive officers as discussed above. The Committee considers adjustments based upon the Company’s financial performance, progress in achieving specified business objectives, and by reference to the median salary paid to chief executive officers of the Company’s peer group. Effective July 1, 2003, the CEO’s salary was increased to $700,000 per year. In November of 2003, in conjunction with a third party compensation consultant review of executive officer compensation, the Committee approved a market adjustment, increasing the CEO’s salary to $750,000 effective January 1, 2004. The Committee believes that the market adjustment was appropriate to bring the CEO’s salary into the median range of chief executive officers in peer group companies.

In accordance with the terms of the Incentive Compensation Plan, the CEO was awarded an incentive bonus of $578,303 in 2004 relative to 2003 performance. This was comprised of an amount of $178,303, determined solely by reference to the pre-established formula under the Incentive Compensation Plan, and a discretionary amount of $400,000 based upon the Committee’s subjective assessment of the CEO’s contribution to overall Company performance and in consideration of the median total compensation paid to chief executive officers of peer group companies. All bonuses awarded vest over three years.

In 2003, the CEO was awarded options to purchase 115,000 shares of the Company’s Common Stock. The options granted to the CEO vest over four years, are valid for a five-year term, and are exercisable at the market value of the Common Stock on the date of award. The CEO was also awarded 150,000 shares of restricted stock. The restricted stock vests at the rate of ten percent per year and is fully vested at the end of ten years. These awards were granted consistent with the Company’s equity award policy for all other executive officers as discussed above.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to each of the Company’s chief executive officer and the four other most highly compensated officers, unless such compensation meets certain specific requirements. The Committee’s intent is to design compensation awards that will be deductible without limitation where doing so will further the purposes of the Company’s executive compensation program. The Committee will, however, take into consideration the various other factors described in this report, together with Section 162(m) considerations, in making executive compensation decisions and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

Nominating, Governance and Compensation Committee

Morton H. Meyerson, Chairman

David M. Carmichael

Thomas L. Kelly II

March 2, 2004

The following table sets forth, as of December 31, 2003, certain information related to the Company’s compensation plans under which shares of its Common Stock are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	4,625,579	$29.51	4,874,219

Equity compensation plans not approved by security holders*	123,359	$18.65	—

Total	4,748,938	$29.23	4,874,219

*	In connection with the acquisition of Chiles Offshore Inc. (“Chiles”) on August 7, 2002, the Company assumed Chiles’ stock option plan and the outstanding stock options thereunder. At December 31, 2003, options to purchase 123,359 shares of the Company’s common stock, at a weighted-average exercise price of $18.65 per share, were outstanding under this plan. No shares of the Company’s common stock are available for future issuance under this plan. No further options will be granted under this plan and the plan will be terminated upon the earlier of the exercise or expiration date of the last outstanding option issued thereunder.

Compensation Committee Interlocks and Insider Participation

During the course of 2003, the members of the Nominating, Governance and Compensation Committee were Morton H. Meyerson, David M. Carmichael and Thomas L. Kelly II. No member of the Nominating, Governance and Compensation Committee is involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

PERFORMANCE GRAPH

The chart below presents a comparison of the five year cumulative total return, assuming $100 invested on December 31, 1998 and the reinvestment of dividends, if any, for the Common Stock, the Standard & Poor’s 500 Stock Price Index and the Dow Jones Oil Drilling, Equipment and Services Index. *

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG ENSCO INTERNATIONAL INCORPORATED, THE S & P 500 INDEX AND THE DOW JONES OIL DRILLING, EQUIPMENT AND SERVICES INDEX

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
ENSCO INTERNATIONAL INCORPORATED	100.00	215.45	321.87	235.77	280.45	259.68
S & P 500	100.00	121.04	110.02	96.95	75.52	97.18
DOW JONES US OIL DRILLING, EQUIPMENT & SERVICES	100.00	152.25	226.00	155.70	143.32	164.39

*	The Dow Jones Oil Drilling, Equipment and Services Index is comprised of forty companies in the oil drilling, equipment and services industry.

INDEPENDENT AUDITORS

KPMG LLP served as the Company’s independent auditors for the fiscal years ended December 31, 2003 and 2002, having been duly appointed by the Audit Committee. In March 2004, the Audit Committee appointed KPMG LLP as the Company’s independent auditors for fiscal year 2004. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to questions and to make a statement should they so desire.

Pre-approval Policies and Procedures

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the Company’s independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors.

Under the policy, the Company submits an itemized listing of all services for which pre-approval is requested to the Audit Committee. Such itemized listing includes a description of each proposed service, the associated estimated fees and other terms of the engagement. To the extent any such service is a non-audit service, the submission includes a determination that such service qualifies as a permitted non-audit service and an explanation as to why the provision of such service would not impair the independence of the auditors.

All proceedings and actions relative to the pre-approval process, including copies of all related documents submitted to the Audit Committee, are included in the records of the Audit Committee.

Fees and Services

The aggregate fees (excluding value added taxes) billed to the Company for the fiscal years ended December 31, 2003 and 2002 by KPMG LLP and their affiliates (“KPMG”), were as follows:

	Notes	2003(5)	2002(5)
Audit Fees	(1)	$652,000	$560,000
Audit-Related Fees	(2)	66,000	81,000
Tax Fees	(3)	199,000	184,000
All Other Fees	(4)	—	—

		$917,000	$825,000

(1)	Includes fees for the audit of the Company’s annual financial statements, reviews of financial statements included in the Company’s Forms 10-Q, statutory audits and regulatory attestation services for the respective years.
(2)	Includes fees for audits of Company benefit plans and in 2002 fees for services provided in connection with the Company’s Form S-4 Registration Statement relating to the Company’s acquisition of Chiles Offshore Inc.
(3)	Tax fees in 2003 include $187,000 for tax compliance services and $12,000 for tax planning and advice. Tax fees in 2002 include $111,000 for tax compliance services and $73,000 for tax planning and advice.
(4)	There were no fees billed in 2003 or 2002 for services rendered to the Company by KPMG other than those described above in “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”
(5)	Fees for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s Forms 10-Q are included under the fiscal year to which they relate, regardless of when billed. All other fees included in “Audit Fees” and all fees included under “Audit-Related Fees” and “Tax Fees” are fees billed in the respective fiscal year.

The Audit Committee pre-approved all of the services described above that were provided during 2003 in accordance with the Committee’s policy and the pre-approval requirements of the Sarbanes-Oxley Act, which requirements became effective on May 6, 2003. Accordingly, there were no services for which the de minimus exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable. The Audit Committee has considered whether the provision of the non-audit services by KPMG were compatible with maintaining KPMG’s independence.

GENERAL AND OTHER MATTERS

The Company believes that Proposal 1 is the only matter that will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting, it is intended that the persons named in the proxy will vote in accordance with their best judgment on such matters.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% Stockholders are required by Commission regulations to furnish the Company copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company during the year ended December 31, 2003, no director, officer or beneficial holder of more than 10% of any class of equity securities of the Company failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year except as respects a 78 day late filing pertaining to the disposition of 320 shares of Company common stock that was beneficially owned by Assistant Secretary Robert O. Isaac and indirectly held in the ENSCO Savings Plan and SERP.

HOUSEHOLDING OF STOCKHOLDER MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing the Company’s Investor Relations Department at the following address: ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331 or by telephoning (214) 397-3000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder’s bank, broker, or other nominee record holder, or contact the Company at the above address and telephone number.

INFORMATION CONCERNING STOCKHOLDER PROPOSALS

A holder of the Company’s securities intending to present a proposal at the 2005 Annual Meeting, including a director nomination, must deliver such proposal, in writing, to the Company’s principal executive offices no later than November 25, 2004 for inclusion in the Proxy Statement related to that meeting. The proposal should be delivered to the Secretary of the Company by certified mail, return receipt requested. A holder of the Company’s securities whose proposal is not included in the Proxy Statement related to the 2005 Annual Meeting, but who still intends to submit a proposal at that meeting, is required to deliver such proposal, in writing, to the Secretary of the Company at the Company’s principal executive offices, and to provide certain other information not less than 50 days, nor more than 75 days, prior to the meeting, in accordance with the Company’s bylaws. Any such proposal must also comply with the other provisions contained in the Company’s bylaws relating to Stockholder proposals.

A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2003 is being mailed to Stockholders with this Proxy Statement. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material.

The Company will provide to each person solicited by this Proxy Statement, without charge except for exhibits, upon request in writing, a copy of its Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission. Requests should be directed to the Investor Relations Department, ENSCO International Incorporated, 500 North Akard Street, Suite 4300, Dallas, Texas 75201-3331.

Whether or not you intend to be present at the Annual Meeting, you are urged to vote over the Internet, by telephone or return your proxy card or voting instructions promptly. If you are present at the Annual Meeting and wish to vote your stock in person, your proxy shall, at your request, be revoked at the Annual Meeting.

By Order of the Board of Directors

Cary A. Moomjian, Jr.

Vice President, General Counsel and Secretary

March 19, 2004

ANNUAL MEETING OF STOCKHOLDERS OF

ENSCO INTERNATIONAL INCORPORATED

May 11, 2004

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class III Directors:

☐	FOR ALL NOMINEES	NOMINEES: O David M. Carmichael O Thomas L. Kelly II O Rita M. Rodriguez	2. On any other business that may properly come before the Annual Meeting, in the discretion of the proxies, hereby revoking any proxy or proxies heretofore given by the undersigned

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder                                    Date:                   Signature of Stockholder                                   Date:

Note:	Please sign exactly as your name or names appear on this Proxy Card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

ENSCO INTERNATIONAL INCORPORATED

Board of Directors Proxy for the Annual Meeting

of Stockholders at 10:00 a.m., Tuesday, May 11, 2004

Fairmont Hotel, 1717 N. Akard Street

Dallas, Texas 75201

The undersigned stockholder of ENSCO International Incorporated (the “Company”) hereby appoints Carl F. Thorne and William S. Chadwick, Jr., or either of them, each with full power of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and any adjournment(s) thereof:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1), THIS PROXY WILL BE VOTED “FOR” THE CLASS III DIRECTOR NOMINEES. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (2). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF

ENSCO INTERNATIONAL INCORPORATED

May 11, 2004

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy voting instructions in the envelope provided as soon as possible.	COMPANY NUMBER

- OR -	ACCOUNT NUMBER

TELEPHONE—Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your proxy voting instructions available when you call.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Class III Directors:

☐	FOR ALL NOMINEES	NOMINEES: O David M. Carmichael O Thomas L. Kelly II O Rita M. Rodriguez	2. On any other business that may properly come before the Annual Meeting, in the discretion of the proxies, hereby revoking any proxy or proxies heretofore given by the undersigned

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES		TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE HEREOF.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder                                   Date:                   Signature of Stockholder                                   Date:

Note:	Please sign exactly as your name or names appear on this Proxy voting instruction form. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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